Exhibit 99.2

Midwest Banc Holdings, Inc. 2005 Annual Stockholders' Meeting WELCOME STOCKHOLDERS May 18, 2005

Forward Looking Statements Any oral statements made by representatives of the Company or any written statements contained in any written documents provided at this presentation concerning financial and other projections constitute forward looking statements within the meaning of the Securities Exchange Act and are subject to the Safe Harbor created under that Act. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be accurate. Important factors that could cause actual results to differ materially from the Company's expectations include those factors identified in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, copies of which are available upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business, including but not limited to adverse changes in economic conditions, loan portfolio quality or interest rates, effects of competition, technological change or government regulation, loss of key management or inability to manage or attain growth objectives. These risks and uncertainties should be considered in evaluating "Forward Looking Statements."

Midwest Banc Holdings, Inc. 2005 Annual Stockholders' Meeting Chairman's Welcome

Annual Meeting Agenda Welcome from the Chairman. Election of meeting Chairman and Secretary. Introductions. Secretary's Report. Review and Voting on Business Matters. Management Presentation. Stockholders' Luncheon.

MBHI Board of Directors E.V. Silveri § James J. Giancola LeRoy Rosasco § Leon Wolin Daniel Nagle § Robert D. Small Angelo A. DiPaolo § Joseph R. Rizza Gerald F. Hartley

New Directors since the 2004 Meeting James J. Giancola Homer J. Livingston, Jr. Barry I. Forrester

James J. Giancola An accomplished banker who came out of semi- retirement and coaching high school tennis to lead our organization. He guided CNB Bancshares of Indiana from a $1.5 billion bank into a Super-Community Bank with assets approaching $8 billion when it was acquired in 1999. In his first seven months at Midwest, Jim has made considerable progress in "turning around" our company to make it a strong and more profitable organization.

Homer J. Livingston, Jr. A tenured commercial and investment banker with over thirty years of experience. Previously served as a top executive at the First National Bank of Chicago, LaSalle National Bank, Chicago Stock Exchange and William Blair and Company. He serves on numerous corporate and civic boards and brings considerable public company board service experience to Midwest.

Barry I. Forrester A veteran investment banker with expertise in the capital markets and merger-and-acquisition advisory services in financial services sector. Previously with William Blair and Company, ABN AMRO and EVEREN Securities. He is a Chartered Financial Analyst and currently is a private investor.

$ 225 $ 200 $ 175 $ 150 $ 125 $ 100 $75 2/24/1998 12/31/1998 12/31/1999 12/31/2000 12/31/2001 12/31/2002 12/31/2003 12/31/2004 3/31/2005 MBHI Nasdaq Bank Stocks S & P 500 Cumulative Total Stockholder Return February 24, 1998 - March 31, 2005 $199.03 $164.18 $128.31 The cumulative total stockholder return is for the period beginning February 24, 1998 and ending March 31, 2005 assuming the reinvestment of all dividends.

Cumulative Total Stockholder Return 1st Quarter 2005 $250 $200 $150 $100 MBHI 1st Quarter Change -8.96% Nasdaq Bank Stocks 1st Quarter Change -7.71% S & P 500 1st Quarter Change -2.07% 31-Dec-04 31-Jan-05 28-Feb-05 31-Mar-05 MBHI Nasdaq Bank Stocks S & P 500 The cumulative total stockholder return is for the period beginning February 24, 1998 and ending March 31, 2005 assuming the reinvestment of all dividends.

Midwest Banc Holdings, Inc. 2005 Annual Stockholders' Meeting Business Matters on Agenda

Stockholders' Voting Matter No. 1 Election of five directors to two and three-year terms expiring 2007 and 2008 as listed below: Barry I. Forrester, expiring 2007 James J. Giancola, expiring 2008 Gerald F. Hartley, expiring 2008 Homer J. Livingston, Jr., expiring 2008 Robert D. Small, expiring 2008

Stockholders' Voting Matter No. 2 Amendment and restatement of the Company's 1996 Stock Option Plan.

Stockholders' Voting Matter No. 3 Amendment to the amended and restated certificate of incorporation of the Company.

Midwest Banc Holdings, Inc. 2005 Annual Stockholders' Meeting Management Presentation

Our Strategy is Simple... ....but not easy. ~ Marv Levy

A Turnaround In Progress Reversals of Fortune at Largest Unit Grew beyond infrastructure Loan writedown and reclassifications Heavy reliance on investments Repositioning Begun in 4Q04

Foundation Building Strategy Structure Staffing

Turnaround Strategy Strengthen Balance Sheet Build Quality and Consistency of Earnings Increase Loans as Percentage of Assets Reduce Cost of Funds Build Infrastructure for New Growth Phase Exit Regulatory Review Process Increase Fees Create High-Profit Super-Community Bank

Turnaround Strategy Strengthen Balance Sheet Fourth quarter repositioning Hedge accounting terminated Low-yield notes reinvested Prepaid FHLB advances Nonperforming loans reduced Allowance for loan losses increased

Gross Loans and Nonperforming Loans (in 000s) $26,000 $20,000 $14,000 $8,000 - 03 - 03 - 03 - 03 - 04 - 04 - 04 - 04 - 05 Mar Jun Sep Dec Mar Jun Sep Dec Mar $1,300,000 $1,240,000 $1,180,000 $1,120,000 $1,060,000 $1,000,000 Nonperforming Loans Total Loans

Allowance Coverage of Nonperforming Loans 250.00% 200.00% 150.00% 100.00% 50.00% 0.00% - 03 - 03 - 03 - 03 - 04 - 04 - 04 - 04 - 05 Mar Jun Sep Dec Mar Jun Sep Dec Mar

Turnaround Strategy Increase Loans as Percentage of Assets Loans grew 8% from 3Q04, 14% from 4Q03 at 12/31/04 Loans grew 5% from 4Q04, 19% from 4Q03 at 3/31/05 Commercial lending officers recruited Expanded recruitment planned for 2005

Quarterly Loan Growth (in 000s) $ 80,000 $ 45,000 $ 10,000 $(25,000) $(60,000) - 03 - 03 - 03 - 03 - 04 - 04 - 04 - 04 - 05 Mar Jun Sep Dec Mar Jun Sep Dec Mar

Turnaround Strategy Reduce Cost of Funds Emphasize transaction accounts Reduce purchases of wholesale time deposits Federal Home Loan Bank advances pre-paid $115 million 5.44% yield Call 10% TRUPs

Total Deposits (in 000s) $1,700,000 $1,650,000 $1,600,000 $1,550,000 $1,500,000 - 03 - 03 - 03 - 03 - 04 - 04 - 04 - 04 - 05 Mar Jun Sep Dec Mar Jun Sep Dec Mar

Loan to Deposit Ratio 80.00% 75.00% 70.00% 65.00% - 03 - 03 - 03 - 03 - 03 - 04 - 04 - 04 - 04 - 04 - 04 - 05 - 05 Mar May Jul Sep Nov Jan Mar May Jul Sep Nov Jan Mar

Turnaround Strategy Build Infrastructure for New Growth Phase Expanded Senior Management Group Revised roles and reporting lines Streamlined lending process Expanded risk management

Turnaround Strategy Exit Regulatory Review Process Expeditiously Accelerate pace of turnaround Demonstrate measurable improvement Enhance risk management capabilities

Turnaround Strategy Increase Fees Add transaction accounts Cross-selling of insurance products Expanded investment services Secondary market mortgage lending Cash management

Turnaround Strategy Create High-Profit Super-Community Bank Capitalize on strong customer relationships Reinforce links to communities 17 community Chicago market banking centers Expand locations

2005 Outlook Zero-Based Review of All Activities Risk and Capital Management: Redeem 10% TRUPs Balance Sheet Repositioning Continues Restructured Compensation Plans Implement Turnaround Strategies

We Like This Business Predictable Earnings Growth Opportunities in Our Market Low Risk Profile with Strong Credit Quality Service is Our Point of Differentiation

OUR ULTIMATE GOAL: CREATE A SUPER-COMMUNITY BANK

THANK YOU